Exhibit 99.7

Popeyes Supplier/Vendor FAQ

1.	What was announced today?

•	The Popeyes board of directors has approved the acquisition of Popeyes Louisiana Kitchen by Restaurant Brands International Inc., one of the world’s largest quick service restaurant companies.

2.	Who is RBI?

•	As a leading quick service restaurant company, RBI operates over 20,000 restaurants in 100 countries.

•	RBI owns two of the world’s most prominent and iconic brands, BURGER KING® and TIM HORTONS®, which operate as independent brands.

•	RBI is committed to growing its brands by leveraging their respective core values and existing relationships, including those with suppliers and vendors.

3.	Why is Popeyes combining with RBI?

•	RBI has a successful track record of managing large QSR brands, and Popeyes will benefit from the shared best practices of a partner like RBI.

•	Popeyes will benefit from RBI’s global scale, which will lead to increased growth opportunities in the U.S. and internationally.

4.	What does this transaction mean for Popeyes’ business partners, such as suppliers and vendors?

•	RBI is committed to growing its brand by leveraging their respective core values and existing relationships, including those with suppliers and vendors.

•	RBI has a successful track record of managing large QSR brands, and Popeyes will benefit from the shared best practices of a partner like RBI.

•	Popeyes will benefit from RBI’s global scale, which will lead to increased growth opportunities in the U.S. and internationally.

5.	I am currently a supplier or vender for both Popeyes and RBI. What does this mean for me?

•	We expect the transaction to close by early April 2017. Until that time, Popeyes and RBI will remain separate companies and it is business as usual.

•	We will continue to honor our contracts and agreements under existing terms, and your contacts at Popeyes will remain the same.

6.	Will there be any changes to my existing contracts or agreements?

•	We expect the transaction to close by early April 2017. Until that time, Popeyes and RBI will remain separate companies and it is business as usual.

•	We will continue to honor our contracts and agreements under existing terms, and your contacts at Popeyes will remain the same.

7.	Will there be any change in my point of contact at Popeyes?

•	We expect the transaction to close by early April 2017. Until that time, Popeyes and RBI will remain separate companies and it is business as usual.

•	We will continue to honor our contracts and agreements under existing terms, and your contacts at Popeyes will remain the same.

8.	What are the next steps? When will this combination be completed?

•	The transaction is expected to close in by early April 2017, and is subject to customary closing conditions, including receipt of certain regulatory approvals and receipt of more than a majority of Popeyes shares on a fully diluted basis in a tender offer to Popeyes’ shareholders.

•	Following the successful completion of the tender offer, RBI will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price.

9.	Who can I contact if I have questions?

•	If you have additional questions, please feel free to reach out to your normal Popeyes contact.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any of the securities of Popeyes Louisiana Kitchen, Inc.’s (the “Company”). The solicitation and the offer to buy the shares of Company common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Restaurant Brands International Inc. intends to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at http://investor.popeyes.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION.